SECURITIES AND EXCHANGE COMMISSION
"Washington, D.C.  20549"

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (date of earliest event reported): 25-Jun-01

Credit Suisse First Boston Mortgage Securities Corp Mortgage-Backed Pass-Through " Certificates, Series 2001-1"
(Exact name of registrant as specified in its charter)


          Delaware                      333-49820          13-3320910
(State or Other Jurisdiction           (Commission      (I.R.S.
of Incorporation)                        File Number)     Identification No.)


11 Madison Avenue, 5th Floor
New York, New York                                                   10010
(Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code:      (212) 325-2000
Item 5. Other Events

	On May 25, 2001 a scheduled distribution was made from the Trust to holders of the Certificates. The Trustee has caused to be filed with the Commission, the Monthly Report dated 25-Jun-01
	The Monthly Report is filed pursuant to and in accordance with
	(1) numerous no-action letters (2) current Commission policy in the area.





	A.   Monthly Report Information
	     See Exhibit No.1


B. Have and deficiencies occurred?  NO.
		Date:
		Amount:

	C.   Item 1: Legal Proceedings:  NONE

	D.   Item 2: Changes in Securities:   NONE

	E.   Item 4: Submission of Matters to a Vote of
	     Certificateholders:  NONE

	F. Item 5: Other Information - Form 10-Q, PartII - Items 1,2,4,5 if applicable: NOT APPLICABLE


Item 7. Monthly Statements and Exhibits
	Exhibit No.

   1.)	    Monthly Distribution Report Dated 25-Jun-01


Credit Suisse First Boston Mortgage Securities Corp Mortgage-Backed Pass-Through Certificates, Series 2001-1

STATEMENT TO CERTIFICATEHOLDERS

Distribution Date: June 25, 2001

DISTRIBUTION SUMMARY

 	 	Beginning	 	Current Period	 Accrued
 	Original	Current Principal	Principal 	Pass-Through	Interest
Class	Face Value 	Amount	Distribution	Rate	Distributed (1)
A	151552000.00	124918423.10	7120385.76	7.50000%	780740.14
A-IO	5262224.00	4393908.38	0.00	7.50000%	27461.93
M-1	4341350.00	4341350.00	0.00	7.50000%	27133.44
M-2	1973340.00	1973340.00	0.00	7.50000%	12333.38
X	157866740.27	131817251.53	0.00	 - 	32476.98
R	50.00	0.00	0.00	7.50000%	0.00
TOTAL:	157866740.00	131233113.10	7120385.76		880145.87




		 Certificate 	 Ending
	Realized Loss of	Interest	Current Prin
	Principal	Shortfall 	Amount
Class
A	N/A	N/A	117798037.34
A-IO	0.00	0.00	4160892.46
M-1	0.00	0.00	4341350.00
M-2	0.00	0.00	1973340.00
X	0.00	0.00	124826773.69
R	0.00	0.00	0.00
TOTAL:	0.00	0.00	124112727.34


AMOUNTS PER $1,000 UNIT

		 	 	Interest	Ending
		Prin	Int	Carry-forward	Curr Prin
Class	Cusip	Distribution	Distribution	Amount	Amount
A	22540AVR6	46.98311972 	5.15163205 	0.00000000 	777.27801243
A-IO	22540AVU9	0.00000000 	5.21869270 	0.00000000 	790.70987026
M-1	22540AVS4	0.00000000 	6.25000058 	0.00000000 	1000.00000000
M-2	22540AVT2	0.00000000 	6.25000253 	0.00000000 	1000.00000000
X	N/A	0.00000000 	0.20572403 	0.00000000 	790.70976874
R	22540AVV7	0.00000000 	0.00000000 	0.00000000 	0.00000000



	SIGNATURES
        Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Credit Suisse First Boston Mortgage Securities Corp Mortgage-Backed Pass-Through
 Certificates, Series 2001-1


                        By: /s/ Mary Fonti
                        Name:  Mary Fonti
                        Title:  Vice President
                        Bank One, NA